SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                 FORM 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
December 19, 1995





                      PACKAGING RESEARCH CORPORATION
          (Exact name of Registrant as specified in its charter)



       Colorado                  11426         84-0750762
(State or other jurisdiction  (Commission    (IRS Employer
 of incorporation)             File No.)      Identification No.)



         2582 South Tejon Street, Englewood, Colorado  80110
     (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code:
(303) 936-2363



                              Not Applicable
           (Former name, former address and former fiscal year,
                       if changed since last report)



Items 1-4.     Not Applicable.

Item 5.   Other Events.

          On December 19, 1995, the Registrant and its subsidiary Mama Rizzo's, Inc. (collectively referred to as the "Borrower") issued a $3,200,000 Convertible Debenture (the "Debenture") to Renaissance Capital Growth & Income Fund III, Inc. ("Renaissance") in consideration for $3,200,000 less closing costs and fees. The Debenture is secured by all the assets of the Borrower and is subject to the terms of a Convertible Debenture Loan Agreement (the "Agreement") between the Borrower and Renaissance.

          Interest on the Debenture accrues at the rate of nine percent per annum and is payable monthly. Interest only will be payable until January 1, 1999, at which time monthly mandatory principal redemption installment payments of $10 per $1,000 of the then remaining principal amount will be required. The loan will mature on January 1, 2003, at which time all remaining principal is due.

          Renaissance has the right, at any time, to convert all or any part of the Debenture into common stock of the Registrant at a conversion price of $1.50 per share. Such conversion price is subject to anti-dilution protection and adjustment as set forth in the Agreement.

          Commencing on January 1, 1996, the Borrower has the right upon ninety days' prior notice to redeem, in whole but not in part, the Debenture on any monthly interest payment date at 120 percent of par, if the common stock of the Registrant has been trading for at least $6.00 per share for 20 trading days prior to the redemption notice and if the Registrant has earned at least $0.30 per share, in the aggregate, for its last four consecutive fiscal quarters preceding the notice.

          The Borrower must, if (i) the Registrant's stock is not listed for exchange on the NASDAQ National Market, the New York Stock Exchange, American Stock Exchange or quoted on the NASDAQ Small Cap System, or (ii) there is a change of control with respect to the majority of the Registrant's voting stock, be redeemed at 111 percent of par prior to January 1, 1997, thereafter at 123 percent of par until January 1, 1998, thereafter at 137 percent of par until January 1, 1999, thereafter at 152 percent of par until January 1, 2000, and thereafter at 167 percent of par.

          The proceeds from the sale of the Debenture will be utilized by the Borrower for the repayment of debt and for general working capital purposes.

Item 6.   Not Applicable.

Item 7.   Financial Statements and Exhibits.

          (a)-(b).  Not Applicable.

          (c)  Exhibits.

               4.1  Convertible Debenture Loan Agreement dated
                    December 14, 1995.

Item 8.   Not Applicable.

                                SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PACKAGING RESEARCH CORPORATION



Date:       December 29, 1996   By:  /s/ Robert A. Fillingham
                                     Robert A. Fillingham
                                     President